                                                                      EXHIBIT 11
                  DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE

                    For the Five Years Ended October 31, 1993
         (All amounts other than per share data are stated in thousands)

                                                              Year Ended October 31
                                              -----------------------------------------------------
                                                 1993       1992       1991       1990       1989
                                                 ----       ----       ----       ----       ----
 1.  Net income (loss) . . . . . . . . . . .  $(920,860)  $ 37,426   $(20,191)  $411,068   $380,248
 2.  Adjustment - Interest expense,
       after income tax benefit, applicable
       to convertible debentures
       outstanding . . . . . . . . . . . . .         60         67         91        174        261
                                              ---------   --------   --------   --------   --------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures . . . . . .  $(920,800)  $ 37,493   $(20,100)  $411,242   $380,509
                                              ---------   --------   --------   --------   --------
                                              ---------   --------   --------   --------   --------
PRIMARY NET INCOME PER COMMON SHARE:
     Shares:
 4.    Weighted average number of common
         shares outstanding. . . . . . . . .     77,291     76,274     76,164     75,883     75,167
                                              ---------   --------   --------   --------   --------
                                              ---------   --------   --------   --------   --------
 5.    Incremental shares:
         Dilutive common stock options . . .      1,000        147        271        210        565
         Dilutive stock appreciation
           rights. . . . . . . . . . . . . .         22         11         11         37         38
                                              ---------   --------   --------   --------   --------
           Total incremental shares. . . . .      1,022        158        282        247        603
                                              ---------   --------   --------   --------   --------
                                              ---------   --------   --------   --------   --------
 6.  Primary net income (loss) per common
       share (1 divided by 4). . . . . . . .  $  (11.91)* $   .49*   $   (.27)* $  5.42*   $  5.06*
                                              ---------   --------   --------   --------   --------
                                              ---------   --------   --------   --------   --------
FULLY DILUTED NET INCOME PER COMMON SHARE:
     Shares:
 7.    Weighted average number of common
         shares outstanding. . . . . . . . .     77,291     76,274     76,164     75,883     75,167
 8.    Incremental shares:
         Dilutive common stock options . . .      1,126        147        322        210        584
         Dilutive stock appreciation
           rights. . . . . . . . . . . . . .         42         15         16         40         45
 9.    Common equivalent shares from
         assumed conversion of
         convertible debentures:
           5-1/2% debentures due 2001. . . .         50         54         59        136        168
                                              ---------   --------   --------   --------   --------
10.        Total . . . . . . . . . . . . . .     78,509     76,490     76,561     76,269     75,964
                                              ---------   --------   --------   --------   --------
                                              ---------   --------   --------   --------   --------
11.  Fully diluted net income (loss) per
       common share (3 divided by 10). . . .  $  (11.91)* $   .49*   $   (.27)* $  5.42*   $  5.06*
                                              ---------   --------   --------   --------   --------
                                              ---------   --------   --------   --------   --------

- -----------
 * Net income per common share outstanding was used in the designated calculations since the dilutive effect of common stock options, stock appreciation rights and assumed conversion of convertible debentures was either immaterial or antidilutive.

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